Exhibit 99.1

NEWS RELEASE

Broadcom Business Press Contact	Broadcom Financial Analyst Contact
Bill Blanning	T. Peter Andrew
Vice President, Public Relations	Sr. Director, Investor Relations
949-926-5555	949-926-5663
blanning@broadcom.com	pandrew@broadcom.com

Broadcom Reports Fourth Quarter and Fiscal Year 2004 Results

Conference Call to be Webcast Today at 1:45 p.m. Pacific Time

IRVINE, Calif. – January 27, 2005 – Broadcom Corporation (Nasdaq: BRCM) today reported unaudited financial results for its fourth fiscal quarter and year ended December 31, 2004.

Net revenue for the fourth quarter of 2004 was $539.4 million, a decrease of 16.6% from the $646.5 million reported for the third quarter of 2004 and an increase of 12.6% from the $479.1 million reported for the fourth quarter of 2003. Net income computed in accordance with generally accepted accounting principles (GAAP) for the fourth quarter of 2004 was $71.1 million, or $.20 per share (diluted), compared with GAAP net income of $43.9 million, or $.13 per share (diluted), for the third quarter of 2004, and GAAP net income of $6.1 million, or $.02 per share (diluted), for the fourth quarter of 2003.

Broadcom reports net income (loss) and basic and diluted net income (loss) per share in accordance with U.S. GAAP and additionally on a non-GAAP basis, referred to as pro forma, which excludes certain charges related to acquisitions, stock-based compensation, employer payroll tax expense on certain stock option exercises, settlement costs, restructuring costs, gains or losses on strategic investments, non-operating gains, certain other non-cash charges, valuation allowance on deferred tax assets, and the related income tax effects.

Pro forma net income for the fourth quarter of 2004, computed with the described exclusions from GAAP reporting, was $80.7 million, or $.23 per share (diluted). This compares with pro forma net income of $124.1 million, or $.36 per share (diluted), for the third quarter of 2004, and pro forma net income of $61.3 million, or $.19 per share (diluted), for the fourth quarter of 2003.

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Broadcom Reports Fourth Quarter and Full Year 2004 Results

GAAP and pro forma net income per share were based on 353.8 million weighted average shares outstanding (diluted) for the fourth quarter of 2004. GAAP and pro forma net income per share were based on 347.4 million weighted average shares outstanding (diluted) for the third quarter of 2004 and 330.8 million weighted average shares outstanding (diluted) for the fourth quarter of 2003.

Net revenue for the year ended December 31, 2004 was $2.401 billion, an increase of 49.1% from the $1.610 billion reported for the year ended December 31, 2003. GAAP net income for the year ended December 31, 2004 was $218.7 million, or $.63 per share (diluted), compared with a GAAP net loss of $959.9 million, or $3.29 per share (basic and diluted), for the year ended December 31, 2003.

Pro forma net income for the year ended December 31, 2004 was $425.5 million, or $1.22 per share (diluted), compared with pro forma net income of $151.7 million, or $.49 per share (diluted), for the year ended December 31, 2003.

GAAP and pro forma net income per share for the year ended December 31, 2004 were based on 349.0 million weighted average shares outstanding (diluted). GAAP net loss per share for the year ended December 31, 2003 was based on 292.0 million weighted average shares outstanding (basic and diluted). Pro forma net income per share for the year ended December 31, 2003 was based on 311.7 million weighted average shares outstanding (diluted).

Broadcom believes pro forma reporting provides meaningful insight into the company’s ongoing economic performance and therefore uses pro forma reporting internally to assist in evaluating and managing the company’s operations. Broadcom has chosen to provide this supplemental information to investors to enable them to perform additional comparisons of operating results and to illustrate the results of ongoing operations. A reconciliation of GAAP net income (loss) to pro forma net income for the three months and fiscal years ended December 31, 2004 and 2003 appears in the financial statements portion of this release.

“Fiscal 2004 was a strong year for Broadcom, as we increased revenue and GAAP and pro forma net income to record levels, strengthened our cash position and continued to expand our presence within new and emerging end markets,” commented Scott McGregor, Broadcom’s President and Chief Executive Officer. “As discussed previously, our fourth quarter results were negatively impacted by the

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Broadcom Reports Fourth Quarter and Full Year 2004 Results

industry-wide inventory correction that affected all of Broadcom’s business groups, but which was most pronounced within a limited number of customers in our direct broadcast satellite (DBS) and enterprise networking businesses. In addition, we continued to experience the long-anticipated decline in our chipset business for servers based on Intel® processors. Our focus remains on entering new markets and bringing new products into existing markets, a focus that should enable Broadcom to be successful in the long-term.”

Following is a review of selected key accomplishments and progress of the company during the fourth quarter of 2004:

Broadcom, the market share leader in Wi-Fi®, expanded its portfolio of leading products in the Wi-Fi market with the introduction of a number of new products and technologies to drive the adoption of wireless LAN into additional applications beyond just PC connectivity. Broadcom began shipping a new line of 54g™ Wi-Fi products with integrated universal serial bus (USB) 2.0 capabilities. This new product line enables manufacturers to add high-performance IEEE 802.11g and 802.11a/g Wi-Fi connectivity to any device with a USB 2.0 port, including PCs, printers and other computer peripherals and consumer electronic devices. In addition, Broadcom released its innovative BroadRange™ technology that enables Wi-Fi users to maintain high-speed wireless connections at distances up to 50 percent greater than previous generation solutions.

The combination of these new products and technologies, along with Broadcom’s recently introduced SecureEasySetup™ technology for faster setup of Wi-Fi networks and increased security, enable more devices to quickly access a wireless network while simultaneously increasing the ease of use for the consumer. During the fourth quarter, Apple Computer chose to use Broadcom® 54g technology for its wireless products including the AirPort Express™. In addition, HP selected Broadcom’s 54g technology for three of its newly introduced printers, the HP Photosmart 2700 All-in-One series, HP Officejet 7410 All-in-One and HP Deskjet 6840 Color Inkjet Printer. Broadcom’s technology provides a fast, convenient way for consumers and small businesses to share printing and scanning functionality among PCs on a wireless network.

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Broadcom Reports Fourth Quarter and Full Year 2004 Results

As a complement to its Wi-Fi product family, Broadcom continued to upgrade and improve its Bluetooth® family of products, including a new version of the industry’s most widely adopted Bluetooth software, enhancing security and adding advanced audio/video capabilities. Broadcom also introduced the industry’s first single-chip Bluetooth device manufactured in 0.13-micron process technology that is enabled with Enhanced Data Rate technology. Mobile phones, notebook and desktop computers, PDAs and wireless peripherals equipped with Broadcom’s new Bluetooth solutions are able to offer superior wireless multimedia capabilities, such as streaming audio and video.

Within the emerging Voice over Internet Protocol (VoIP) market, Broadcom introduced a chipset for wireless IP phones that offers enterprises and consumers a cordless phone replacement that can also support data applications such as web browsing, email and instant messaging. The solution is based on the convergence of the company’s award-winning 54g wireless LAN and field-proven VoIP technologies. Scientific-Atlanta also chose Broadcom’s VoIP silicon and software for its next generation VoIP adapters. The integration and performance that Broadcom has achieved with its VoIP silicon are enabling Scientific-Atlanta to deliver cost-effective, high-performance VoIP telephone adapters compatible with operators’ VoIP network service offerings worldwide.

In the Gigabit Ethernet (GbE) controller market, Broadcom captured the number one worldwide market share position based on shipments of GbE controllers during the first half of the year, according to two leading independent research firms, IDC and Dell’Oro. Broadcom attained this position with the introduction of new features and functions in its NetXtreme™ controller family as well as by providing leading OEMs with a roadmap of future functionality, such as the company’s inventive converged network interface controller (C-NIC) product line that combines networking, storage and clustering onto a single controller.

As testament to Broadcom’s leading position and first-to-market capabilities in the Gigabit Ethernet controller market, the company’s NetXtreme controller is shipping as a standard offering in all new PCI Express™-based HP business desktop computers. This includes the HP Compaq 7000 series of business desktop PCs, including the dc7100 small form factor, dc7100 convertible mini-tower and dc7100 ultra slim desktop PCs. In addition, NetXtreme PCI-based GbE controllers are deployed in HP’s existing family of business PCs, including the HP d530 and d330 business desktops as well as its Compaq Evo line of business notebooks.

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Broadcom Reports Fourth Quarter and Full Year 2004 Results

Broadcom enhanced its product suite in the storage and server I/O chipset markets for HyperTransport™-based systems to include the industry’s first single-chip server I/O controller for HyperTransport-based server platforms featuring RAID5 functionality. This unique HyperTransport bridge incorporates enterprise-class storage functions such as RAID5, controller spanning and online capacity expansion, all of which are accessible directly from software through Broadcom’s popular XelCore™ RAID software stack. Additionally, Broadcom demonstrated its C-NIC product at the Storage Networking World show in October and began shipments of the industry’s first Serial RAID-on-Chip device that brings high data reliability and availability to cost-sensitive storage and server platforms that were typically available only with high-end enterprise-class storage systems.

Broadcom expanded its Ethernet networking infrastructure family of products with the introduction of the industry’s first 24-port Fast Ethernet switch that integrates 24-port Fast Ethernet physical layer transceivers and 2-port Gigabit Ethernet media access controllers into a single chip tailored for small-to-medium sized business networking applications. The product provides a high-performance, cost-effective and complete local area network switching solution designed to replace existing multiple chip solutions and to leverage a common software platform. Within the Gigabit Ethernet infrastructure market, Broadcom began shipments of the industry’s first 0.13-micron octal transceiver optimized for high-density GbE switches, routers and server blades. Broadcom also announced the industry’s first family of gigahertz quad-core broadband processors, which are high performance, low power, integrated system-on-a-chip (SoC) processors targeted at data networking and communications applications, as well as security, storage, 3G wireless infrastructure, and high-density computing applications.

In the broadband communications markets, Broadcom introduced products with new features and functions designed to further the company’s success in penetrating new end markets and driving new applications into existing markets. These products included a low cost, highly integrated direct broadcast satellite decoder chip that enables system manufacturers to reduce their development costs, allowing them to provide more competitive and cost-effective DBS set-top boxes for receiving basic digital program services.

Broadcom also introduced a new video decoder/audio processor chip that supports H.264-based advanced video compression technology. This is an essential requirement for next generation video/audio consumer products because it significantly reduces the bandwidth required to deliver high

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Broadcom Reports Fourth Quarter and Full Year 2004 Results

definition and digital video content over service provider networks and to store high definition content on conventional DVDs and system hard disks. The new chip also allows reduction in the bandwidth of video/audio content to a level that allows broadcast quality services to be supported over the limited bandwidth of IP telephony networks, thereby enabling the IP set-top box market to emerge.

“In my first four weeks at Broadcom, my goal has been to listen, learn and facilitate,” said Mr. McGregor. “By focusing on our strengths and using those strengths to solve our customers’ toughest problems, we believe that we will create value for Broadcom’s shareholders. As we look toward 2005 and beyond, Broadcom will continue to invest in existing and new technologies, while capitalizing on our strong ability to drive the convergence of features, functions, products and end markets.”

Broadcom will conduct a conference call with analysts and investors to discuss its fourth quarter and fiscal 2004 financial results and current financial prospects today at 1:45 p.m. Pacific Time (4:45 p.m. Eastern Time). The company will broadcast the conference call via webcast over the Internet. To listen to the webcast, or to view the financial or other statistical information required by SEC Regulation G, please visit the Investors section of the Broadcom website at www.broadcom.com/investors. The webcast will be recorded and available for replay until 5:00 p.m. Pacific Time on Thursday, February 10, 2005.

The financial results included in this release are unaudited. The complete, audited financial statements of the company for the fiscal year ended December 31, 2004 will be included in Broadcom’s Annual Report on Form 10-K to be filed with the SEC on or before March 16, 2005.

About Broadcom
Broadcom Corporation is a global leader in wired and wireless broadband communications semiconductors. Our products enable the convergence of high-speed data, high definition video, voice and audio at home, in the office and on the go. Broadcom provides manufacturers of computing and networking equipment, digital entertainment and broadband access products, and mobile devices with the industry’s broadest portfolio of state-of-the-art system-on-a-chip and software solutions. These solutions support our core mission: Connecting everything®.

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Broadcom Reports Fourth Quarter and Full Year 2004 Results

Broadcom is one of the world’s largest fabless semiconductor companies, with annual revenue of more than $2 billion. The company is headquartered in Irvine, Calif., with offices and research facilities in North America, Asia and Europe. Broadcom may be contacted at 1-949-450-8700 or at www.broadcom.com.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995:

All statements included or incorporated by reference in this release and in the related conference call for analysts and investors, other than statements or characterizations of historical fact, are forward-looking statements. These forward-looking statements are based on our current expectations, estimates and projections about our industry, management’s beliefs, and certain assumptions made by us, all of which are subject to change. Forward-looking statements can often be identified by words such as “anticipates,” “expects,” “intends,” “plans,” “predicts,” “believes,” “seeks,” “estimates,” “may,” “will,” “should,” “would,” “could,” “potential,” “continue,” “ongoing,” similar expressions, and variations or negatives of these words. These forward-looking statements are not guarantees of future results and are subject to risks, uncertainties and assumptions that could cause our actual results to differ materially and adversely from those expressed in any forward-looking statement.

Our future reported results will be affected by the implementation of accounting rules related to the expensing of stock options. Other important factors that may cause such a difference for Broadcom include, but are not limited to, general economic and political conditions and specific conditions in the markets we address, including the continuing volatility in the technology sector and semiconductor industry, trends in the broadband communications markets in various geographic regions, and possible disruption in commercial activities related to terrorist activity or armed conflict in the United States and other locations; the timing, rescheduling or cancellation of significant customer orders and our ability, as well as the ability of our customers, to manage inventory; our dependence on a few significant customers for a substantial portion of our revenue; our ability to develop new sources of revenue to replace lost revenue from our declining Intel processor sever chipset business; our ability to retain, recruit and hire key executives, technical personnel and other employees in the positions and numbers, with the experience and capabilities, and at the compensation levels needed to implement our business and product plans; our ability to scale our operations in response to changes in demand for our products and services; the rate at which our present and future customers and end-users adopt Broadcom’s technologies and products in our target markets; delays in the adoption and acceptance of industry standards in those markets; our ability to specify, develop or acquire, complete, introduce, market and transition to volume production new products and technologies in a cost-effective and timely manner; the gain or loss of a key customer, design win or order; competitive pressures and other factors such as the qualification, availability and pricing of competing products and technologies and the resulting effects on sales and pricing of our products; the timing of customer-industry qualification and certification of our products and the risks of non-qualification or non-certification; our ability to timely and accurately predict market requirements and evolving industry standards and to identify opportunities in new markets; changes in our product or customer mix; the volume of our product sales and pricing concessions on volume sales; the satisfactory completion of the audits of our financial statements and systems of internal control; intellectual property disputes and customer indemnification claims and other types of litigation risk; the availability and pricing of third party semiconductor foundry and assembly capacity and raw materials; fluctuations in the manufacturing yields of our third party semiconductor foundries and other problems or delays in the fabrication, assembly, testing or delivery of our products;

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Broadcom Reports Fourth Quarter and Full Year 2004 Results

the risks of producing products with new suppliers and at new fabrication and assembly facilities; problems or delays that we may face in shifting our products to smaller geometry process technologies and in achieving higher levels of design integration; the quality of our products and any remediation costs; the effectiveness of our expense and product cost control and reduction efforts; the risks and uncertainties associated with our international operations, particularly in light of recent events; the effects of natural disasters, public health emergencies, international conflicts and other events beyond our control; the level of orders received that can be shipped in a fiscal quarter; and other factors.

Our Annual Report on Form 10-K, subsequent Quarterly Reports on Form 10-Q, recent Current Reports on Form 8-K, and other Securities and Exchange Commission filings discuss the foregoing risks as well as other important risk factors that could contribute to such differences or otherwise affect our business, results of operations and financial condition. The forward-looking statements in this release and the related conference call for analysts and investors speak only as of the date they are made. We undertake no obligation to revise or update publicly any forward-looking statement for any reason.

Broadcom®, the pulse logo, Connecting everything®, the Connecting everything logo, 54g™ , BroadRange™, NetXtreme™, SecureEasySetup™, and Xelcore™ are trademarks of Broadcom Corporation and/or its affiliates in the United States, EU and/or certain other countries. Bluetooth® is a trademark of Bluetooth SIG. Wi-Fi® is a trademark of the Wi-Fi Alliance. Intel® is a trademark of Intel Corporation. AirPort Express is a trademark of Apple Computer, Inc. PCI Express™ is a trademark of the PCI-SIC. HyperTransport™ is a trademark of Advanced Micro Devices, Inc. Any other trademarks or trade names mentioned are the property of their respective owners.

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Broadcom Reports Fourth Quarter and Full Year 2004 Results

BROADCOM CORPORATION
Unaudited GAAP Consolidated Statements of Operations
(In thousands, except per share amounts)

	Three Months Ended		Years Ended
	December 31,		December 31,
	2004	2003	2004	2003
Net revenue	$539,390	$479,119	$2,400,610	$1,610,095
Cost of revenue (1)	270,295	243,195	1,193,294	839,776

Gross profit	269,095	235,924	1,207,316	770,319
Operating expense:
Research and development (2) (3)	127,409	114,235	495,075	434,018
Selling, general and administrative (2) (3)	51,437	51,330	212,727	190,138
Stock-based compensation (4)	11,176	47,235	73,320	263,960
Amortization of purchased intangible assets (4)	1,576	312	3,703	3,504
Settlement costs	500	16,207	68,700	194,509
In-process research and development (4)	—	—	63,766	—
Impairment of goodwill and other intangible assets	—	1,000	18,000	439,611
Stock option exchange	—	—	—	209,266
Restructuring costs	—	—	—	2,932

Income (loss) from operations	76,997	5,605	272,025	(967,619)
Interest income, net	6,028	1,847	15,010	6,828
Other income, net	765	1,100	7,317	26,053

Income (loss) before income taxes	83,790	8,552	294,352	(934,738)
Provision for income taxes	12,649	2,471	75,607	25,127

Net income (loss)	$71,141	$6,081	$218,745	$(959,865)

Net income (loss) per share (basic)	$.22	$.02	$.68	$(3.29)

Net income (loss) per share (diluted)	$.20	$.02	$.63	$(3.29)

Weighted average shares (basic)	329,515	304,660	319,442	292,009

Weighted average shares (diluted)	353,803	330,793	349,037	292,009

Notes:
(1) Cost of revenue includes the following:
Stock-based compensation expense	$95	$1,053	$1,367	$6,528
Amortization of purchased intangible assets.	3,593	2,623	12,821	17,207
Stock option exchange expense	—	—	—	11,454
Employer payroll tax expense on certain stock option exercises	26	76	284	139

	$3,714	$3,752	$14,472	$35,328

(2) Stock-based compensation expense is excluded from the following (and presented as a separate line item):
Research and development expense	$5,591	$38,714	$58,611	$219,337
Selling, general and administrative expense.	5,585	8,521	14,709	44,623

	$11,176	$47,235	$73,320	$263,960

Amortization of purchased intangible assets is excluded from the following (and presented as a separate line item):
Research and development expense	$—	$—	$—	$815
Selling, general and administrative expense.	1,576	312	3,703	2,689

	$1,576	$312	$3,703	$3,504

Stock option exchange expense is excluded from the following (and presented as a separate line item):
Research and development expense	$—	$—	$—	$164,798
Selling, general and administrative expense.	—	—	—	44,468

	$—	$—	$—	$209,266

(3) Employer payroll tax expense on certain stock option exercises is included in the following:
Research and development expense	$168	$824	$2,298	$1,533
Selling, general and administrative expense.	100	285	1,169	834

	$268	$1,109	$3,467	$2,367

(4) Primarily represents non-cash acquisition-related expenses charged to operations.

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Broadcom Reports Fourth Quarter and Full Year 2004 Results

BROADCOM CORPORATION
Unaudited Reconciliation of Pro Forma Non-GAAP Adjustments
(In thousands)

The following represents reconciliation (unaudited) of GAAP net income (loss) to pro forma non-GAAP net income.

	Three Months Ended		Years Ended
	December 31,		December 31,
	2004	2003	2004	2003
GAAP net income (loss)	$71,141	$6,081	$218,745	$(959,865)
Acquisition-related and other special charges (gains):
Stock-based compensation	11,271	48,288	74,687	270,488
Amortization of purchased intangible assets	5,169	2,935	16,524	20,711
Employer payroll tax on certain stock option exercises	294	1,185	3,751	2,506
Settlement costs	500	16,207	68,700	194,509
In-process research and development	—	—	63,766	—
Impairment of goodwill and other intangible assets	—	1,000	18,000	439,611
Stock option exchange	—	—	—	220,720
Restructuring costs	—	—	—	2,932
Gain on strategic investments	—	—	(5,231)	(22,041)
Non-operating gains	(90)	(1,581)	(2,676)	(5,092)
Tax benefit related to acquired companies	(21,300)	—	(21,300)	—
Income tax effects	13,762	(12,846)	(9,468)	(12,795)

Pro forma non-GAAP net income	$80,747	$61,269	$425,498	$151,684

Pro Forma Non-GAAP Adjustments

The above pro forma non-GAAP adjustments are based upon our unaudited consolidated statements of operations for the periods shown. These adjustments are not in accordance with, or an alternative for, U.S. Generally Accepted Accounting Principles (GAAP). However, Broadcom believes pro forma non-GAAP reporting provides meaningful insight into the company’s ongoing economic performance and therefore uses pro forma non-GAAP reporting internally to assist in evaluating and managing the company’s operations. Broadcom has chosen to provide this supplemental information to investors to enable them to perform additional comparisons of operating results and to illustrate the results of ongoing operations.

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Broadcom Reports Fourth Quarter and Full Year 2004 Results

BROADCOM CORPORATION
Unaudited Pro Forma Non-GAAP Consolidated Statements of Operations
(In thousands, except per share amounts)

	Three Months Ended		Years Ended
	December 31,		December 31,
	2004	2003	2004	2003
Net revenue	$539,390	$479,119	$2,400,610	$1,610,095
Cost of revenue	266,581	239,443	1,178,822	804,448

Gross profit	272,809	239,676	1,221,788	805,647
Operating expense:
Research and development	127,241	113,411	492,777	432,485
Selling, general and administrative	51,337	51,045	211,558	189,304

Income from operations	94,231	75,220	517,453	183,858
Interest income, net	6,028	1,847	15,010	6,828
Other income (expense), net	675	(481)	(590)	(1,080)

Income before income taxes	100,934	76,586	531,873	189,606
Provision for income taxes	20,187	15,317	106,375	37,922

Pro forma non-GAAP net income	$80,747	$61,269	$425,498	$151,684

Pro forma non-GAAP net income per share (basic)	$.25	$.20	$1.33	$.52

Pro forma non-GAAP net income per share (diluted)	$.23	$.19	$1.22	$.49

Weighted average shares (basic)	329,515	304,660	319,442	292,009

Weighted average shares (diluted)	353,803	330,793	349,037	311,697

Pro Forma Non-GAAP Only

The above pro forma non-GAAP statements are based upon our unaudited consolidated statements of operations for the periods shown, with certain adjustments. This presentation is not in accordance with, or an alternative for, U.S. Generally Accepted Accounting Principles (GAAP) and may not be consistent with the presentation used by other companies. However, Broadcom believes pro forma non-GAAP reporting provides meaningful insight into the company’s ongoing economic performance and therefore uses pro forma non-GAAP reporting internally to assist in evaluating and managing the company’s operations. Broadcom has chosen to provide this supplemental information to investors to enable them to perform additional comparisons of operating results and to illustrate the results of ongoing operations.

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Broadcom Reports Fourth Quarter and Full Year 2004 Results

BROADCOM CORPORATION
Unaudited GAAP Condensed Consolidated Balance Sheets
(In thousands)

	December 31,
	2004	2003
ASSETS
Current assets:
Cash and cash equivalents	$858,592	$558,669
Short-term marketable securities	324,041	47,296
Accounts receivable, net	205,135	220,124
Inventory	128,294	104,047
Prepaid expenses and other current assets	68,380	65,667

Total current assets	1,584,442	995,803
Property and equipment, net	107,160	142,113
Long-term marketable securities	92,918	36,405
Goodwill	1,062,188	827,652
Purchased intangible assets, net	17,074	6,667
Other assets	22,057	8,982

Total assets	$2,885,839	$2,017,622

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$171,248	$219,064
Wages and related benefits	42,697	33,965
Deferred revenue	3,648	963
Accrued liabilities	279,507	249,584

Total current liabilities	497,100	503,576
Commitments and contingencies
Long-term liabilities	22,753	24,241
Shareholders’ equity	2,365,986	1,489,805

Total liabilities and shareholders’ equity	$2,885,839	$2,017,622

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